SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) May 4, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                  0-10822               25-1229323
(State of other jurisdiction  (Commission File  Number)   (IRS Employer
     of incorporation)                                  Identification No.)

     300 Indian Springs Road, Indiana, Pennsylvania 15701
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (412) 349-1811


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On May 4, 1998 Biocontrol Technology, Inc.
(NASDAQ:BICO) announced today that the Company has signed an agreement with Euro Surgical Ltd. for distribution of the Diasensor 1000 noninvasive glucose sensor in the United Kingdom (UK). Sales of the device can begin there when Biocontrol receives approval to apply the CE Mark to its device.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  May 4, 1998
BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

For More Information, Call:

Investors                                              Media
Diane McQuaide                        Susan Taylor
1.412.429.0673  phone                 1.412.279.9455 phone
1.412.279.9690  fax                   1.412.279.9447 fax


 BIOCONTROL SIGNS DISTRIBUTION CONTRACT FOR SALE OF DIASENSOR IN
                         UNITED KINGDOM

      Pittsburgh, PA - May 4, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that the Company has signed an agreement with Euro Surgical Ltd. for distribution of the Diasensor 1000 noninvasive glucose sensor in the United Kingdom
(UK). Sales of the device can begin there when Biocontrol receives approval to apply the CE Mark to its device.
      Euro Surgical has its offices in Guidford, England, and is involved in the marketing and sale of medical instruments and devices to the medical profession in disciplines such as obstetrics, gynecology, general surgery, urology, diabetes care, and minimally invasive surgical instrumentation. Euro Surgical exhibits at approximately thirty major medical meetings per year in the UK and advertises regularly in major medical journals. Recent annual sales were approximately $4.5 million.
      Euro Surgical has been appointed exclusive distributor for the Diasensor in the UK, comprising the territories of England, Scotland, Wales, Northern Ireland, and The Republic of Ireland. The agreement is for a 12-month period and is renewable for successive terms. In addition to sales, Euro Surgical will be responsible for service.
      Euro  Surgical's  Chairman  and Managing  Director,  George
Cranstone, met with personnel at Biocontrol's Indiana, PA facilities, where he reviewed patient data collected from clinical testing and toured the manufacturing, research, and clinical facilities. He also visited in a home of a patient involved in Biocontrol's testing program to discuss the practical application of the Diasensor and see it in use. Mr. Cranstone has been the director of Euro Surgical for 10 years. For 14 years prior to forming Euro Surgical, he was the sales director of a major medical marketing company in England. His background includes cardiovascular products, anesthetics, orthopedics, diabetes products, as well as products used in other disciplines. He currently imports products from several US companies into the UK.
     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.